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                                                   PricewaterhouseCoopersLLP
                                                   750 Fayetteville Street Mall
                                                   Suite 2300
                                                   Raleight, NC 27601
                                                   Telephone (919) 755-3000
                                                   Facsimile (919) 755-3030

August 7, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Commissioners:

We have read the statements made by Pallet Management Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 25, 2000. We agree with the statements concerning our Firm in such Form 8-K


Very truly yours,



/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP